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                                                                    Exhibit 10.7

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (the "Agreement") is dated as of June 1, 2000, by and between and among:

                  CNBC RETIREMENT SERVICES ("CRS"), an Ohio Corporation, with its principal place of business at 100 E. Wilson Bridge Road, Worthington, Ohio 43085;

                  CNBC BANCORP ("CNBC"), an Ohio corporation, with its principal place of business at 100 E. Wilson Bridge Road, Worthington, Ohio 43085; and

                  DENNIS D. PUPPEL ("Puppel"), residing at 5400 Victoria Park, Columbus, Ohio 43235

         WHEREAS, CRS and CNBC (collectively the "Company" unless the context indicates one entity or the other) are engaged in the financial services business, CRS has entered into an agreement to purchase the business assets of The Puppel Companies, Inc, a business solely owned by Puppel and the services of Puppel have been an invaluable factor contributing to the prior success enjoyed by The Puppel Companies, Inc; and

         WHEREAS, CRS wishes to retain the services, knowledge, and abilities of Puppel as the President of CRS, and CRS also desires to prevent any other competitive business from securing Puppel's services and utilizing his experience, background and expertise; and

         WHEREAS, Puppel is willing to join the employ of CRS and agrees to be bound by the terms and conditions of this Agreement as hereinafter set forth; and
         WHEREAS, the Board of Directors of CRS and CNBC (the "Boards") have determined that it is in the best interests of CRS and CNBC and their shareholders to employ Puppel as President of CRS and that CRS and CNBC should be bound by the terms and conditions of this Agreement, and Puppel desires to serve in that capacity.

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NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1.       CONTRACT PERIOD.

         CRS shall continue to employ Puppel, and Puppel shall serve CRS, on the terms and conditions set forth in this Agreement, for the period commencing on the date of this Agreement and ending on May 31, 2010 (the "Contract Period"). However, the Contract Period may be extended beyond May 31, 2010, by mutual agreement of Puppel and Company, in which event the Contract Period shall end on such date as agreed.

         As consideration for the execution of this agreement, CRS will pay Puppel a signing bonus of $50,000 on May 31, 2000. Additionally, Puppel shall receive a grant of 500 incentive stock options to purchase shares of the common stock of CNBC at the market price of CNBC stock on June 15, 2000 with an expiration of 10 years and a five-year vesting schedule, vesting 20% per year.

         2.       POSITION AND DUTIES.

                  (a) During the Contract Period, Puppel shall be the President and Director of CRS with such duties and responsibilities as are assigned to him by the CRS Board consistent with his position. Puppel shall, from time to time, and with the consent of the CRS Board, be entitled to delegate with appropriate supervision the performance of some of his duties and responsibilities to other management personnel of CRS.

                  (b) During the Contract Period, and excluding any periods of vacation and sick leave to which he is entitled, Puppel shall devote his full attention and time during normal business hours to the business and affairs of CRS and shall

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         perform his services primarily at CRS's headquarters, wherever the
         Boards may from time to time designate it to be, and to the extent necessary to discharge the responsibilities assigned to him under this Agreement, use his reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for Puppel to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements and (iii) manage personal investments, so long as such activities do not compete with and are not provided to or for any entity that competes with or intends to compete with CRS and do not interfere with the performance of his responsibilities as the President of CRS in accordance with this Agreement.

         3.       COMPENSATION AND BENEFITS.

                           (a) BASE SALARY. For the remainder of the current
                  calendar year which expires on December 31, 2000, Puppel shall receive an annual base salary, subject first to the limitation provisions outlined in paragraph (b), ("Annual Base Salary") of One Hundred and eighteen Thousand Dollars ($118,000), payable in equal installments at intervals not less frequent than monthly. For the calendar year commencing January 1, 2001, Puppel's base salary shall be $128,000. For the calendar year commencing January 1, 2002, and for each subsequent calendar year prior to the expiration of the Contract Period, Puppel's then Annual Base Salary shall be established in an amount that shall be determined by the CRS Board. Puppel's Annual Base Salary may only be decreased as a result of the limitation established in section (b) which follows.

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                           (b) LIMITATION ON ANNUAL BASE SALARY. In no event
                  shall Puppel's Annual Base Salary exceed the sum of 50% of the gross revenues on account relationships of CRS that existed as of June 1, 2000 plus 10% of the gross revenues on account relationships acquired by CRS after June 1, 2000.

                           (c) BONUS. In addition to the Annual Base Salary,
                  Puppel may be awarded, for each calendar year or portion of a calendar year ending during the Contract Period, an annual bonus (the annual bonus from time to time in effect for the then current calendar year is referred to as the "Annual Bonus"). The Annual Bonus will be as determined by the CNBC Board. Any such Annual Bonus shall be paid in a single cash lump sum no later than ninety (90) days after the end of the calendar year for which the Annual Bonus is awarded.

                           (d) OTHER BENEFITS. During the Contract Period: (i)
                  Puppel shall be eligible to participate in all savings and retirement plans, practices, policies and programs of Company to the same extent as the other officers of Company and (ii) Puppel and/or Puppel's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by Company (including, without limitation, medical, prescription, dental, disability, employee group life insurance, accidental death and travel accident insurance plans and programs) to the same extent as the other officers of Company.

                           (e) EXPENSES. During the Contract Period, Puppel
                  shall be entitled to receive reimbursement for all reasonable expenses incurred by him in carrying out his duties under this Agreement, provided that he complies with

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                  the policies, practices and procedures of CRS for submission of expense reports, receipts, or similar documentation of such expenses.

                           (f) VACATION. Puppel shall be entitled to four (4)
                  weeks of paid vacation during each full calendar year during the Years 2000 and 2001. Commencing in calendar Year 2002, Puppel shall be entitled to five (5) weeks of paid vacation.

                           (g) STOCK OPTIONS. Beginning in Year 2001, Puppel
                  shall be eligible to receive additional stock option grants pursuant to the provisions of the CNBC Bancorp 1999 Stock Option Plan.

                           (h) LIFE INSURANCE. In addition to any group life
                  insurance coverage provided to Puppel by CRS under Paragraph
                  (d) above, CRS will continue in force and will pay the premiums for an individual life insurance policy on Puppel's life in the face amount of Five Hundred Thousand Dollars ($500,000) or any replacement thereof. CRS will be the beneficiary of $250,000 of the proceeds of the policy and Puppel will have the right to designate the beneficiary for the remaining $250,000 of the proceeds of this policy or any replacement thereof.

         4.       TERMINATION OF EMPLOYMENT.

                  (a) DEATH OR DISABILITY. Puppel's employment shall terminate automatically upon his death during the Contract Period. Company shall be entitled to terminate Puppel's employment during the Contract Period due to his Disability. "Disability" means that Puppel has been unable, for a period of either (A) 180 consecutive calendar days or (B) an aggregate of 240 calendar days in a period of 365 consecutive calendar days, to substantially perform his material

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         duties under this Agreement, as a result of physical or mental illness or injury. A termination of Puppel's employment by Company due to his Disability shall be communicated to him by written notice, and shall be effective on the 30th day after receipt of such notice by him (the "Disability Effective Date"), unless he returns to work and is able to substantially perform his duties in accordance with the provisions of
         Section 2 before the Disability Effective Date. For and during any period prior to Company electing to terminate Puppel's employment due to his Disability, when he is receiving partial or full disability income benefits from the Company provided group policy the Annual Base Salary paid to him shall be reduced in order to give Company credit for the partial or full disability income benefits being received by Puppel.

                  (b) CAUSE. Company may terminate Puppel's employment during the Contract Period "For Cause" or "Without Cause." "For Cause" means:

                           (i) The continued failure of Puppel to substantially
                  perform the duties and responsibilities of his position; or

                           (ii) Illegal conduct or gross misconduct by Puppel
                  that results in material and demonstrable damage to the business or reputation of CNBC or CRS.

                  With regards to Section 4(b)(i), Company shall be required to provide Puppel with written notification regarding those duties and responsibilities, which it determines he has failed to substantially perform. Company must cite specific objectives that it believes would represent substantial performance and which must be met by Puppel. Further, Company must provide Puppel with an appropriate and reasonable time frame to accomplish that substantial performance. Only upon Puppel's failure to meet those specific objectives within the stated time frame will there be a right to terminate "For Cause" under Section 4(b)(i).

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                  Any act or failure to act by Puppel that is based upon
         authority given him pursuant to a resolution duly adopted by the Boards, or the advice of counsel for Company, shall be conclusively presumed to be done, or omitted to be done, by Puppel in good faith and in the best interests of Company, and shall not give rise to a termination For Cause under this Paragraph. Company termination For Cause shall be effective immediately unless Company states otherwise.

                  (iii) "Without Cause" shall be termination of Puppel's employment during the Contract Period by the Boards for any reason other than For Cause, Death or Disability.

                  (c)      GOOD REASON.

                           (i) Puppel's employment may be terminated by him
                  during the Contract Period for "Good Reason" or "Without Good Reason." "Good Reason" means:

                                    A. The assignment to Puppel of any duties
                           inconsistent in any respect with Paragraph (a) of
                           Section 2 of this Agreement, or any other action by Company that results in a material diminution in his position, authority, duties or responsibilities, other than an isolated or an insubstantial and inadvertent action that is not taken in bad faith and is remedied by Company within a reasonable period of time after receipt of written notice thereof from Puppel; or

                                    B. Any material breach of this Agreement by
                           Company, other than an isolated or an insubstantial and inadvertent breach that is not taken in bad faith and is remedied by Company within a reasonable period of time after receipt of written notice thereof from Puppel. A material breach shall include, but not be limited to, a failure by Company to

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                           comply with any provision of Section 3 or Paragraph
                           (c) of Section 11 of this Agreement.

                  (ii) A termination of employment by Puppel for Good Reason shall be communicated to Company by written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of Company that constitutes Good Reason and the specific provision(s) of this Agreement on which Puppel relies. A termination of employment by Puppel for Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given) which is agreed to by the Boards.

                  (iii) "Without Good Reason" shall be termination by Puppel of his employment during the Contract Period for any reason other than those cited under For Good Reason.

                  (d) NO WAIVER. The failure to set forth any fact or circumstance in a Notice of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

                  (e) DATE OF TERMINATION. The "Date of Termination" means the date of Puppel's death, the Disability Effective Date, or the date on which the termination of Puppel's employment by Company or by Puppel is effective, as the case may be.

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         5.       OBLIGATIONS OF COMPANY UPON TERMINATION.

                  (a) WITHOUT CAUSE: FOR GOOD REASON. If Puppel's employment is terminated during the Contract Period either by Company Without Cause as provided in Paragraph (b) of Section 4, or by Puppel for Good Reason as provided in Paragraph (c) of Section 4, CRS shall pay the amounts described in Subparagraph (i)(A) below to Puppel and shall continue to pay his annual base salary until December 31, 2005. If the termination occurs after June 30, 2004, CRS shall pay the amounts described in Subparagraph (i) below to Puppel and shall continue to pay his Annual Base Salary for a period of eighteen (18) months following the Date of Termination. CRS shall continue the benefits described in Subparagraph
         (ii)(B) below for the same period that he receives payments under this paragraph following the Date of Termination.

                           (i) The amounts to be paid as described above are:

                                    A.       Puppel's accrued but unpaid cash
                                             compensation (the "Accrued
                                             Obligations"), which shall equal
                                             any portion of his Annual Base
                                             Salary through the Date of
                                             Termination that has not yet been
                                             paid; (2) any compensation
                                             previously deferred by Puppel
                                             (together with any accrued interest
                                             or earnings thereon) that has not
                                             yet been paid; and (3) any accrued
                                             but unpaid vacation pay.

                                    B.       The benefits to be continued are
                                             benefits to Puppel and/or his
                                             family at least as favorable as
                                             those that would have been provided
                                             to them under Paragraph (d)(ii) of
                                             Section 3 of this Agreement if
                                             Puppel's employment had continued
                                             until the completion of the
                                             payments of the amounts

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                                             described above; provided,
                                             however, that during any period
                                             when Puppel is eligible to
                                             receive such benefits under
                                             another employer-provided plan,
                                             the benefits provided by CRS
                                             under this subparagraph may
                                             cease. The foregoing
                                             notwithstanding, if CRS is
                                             unable to continue to provide
                                             benefits to Puppel and/or his
                                             family on account of his or
                                             their ceasing to be eligible for
                                             those benefits under the terms
                                             of the applicable plan or
                                             policy, then CRS will pay to
                                             Puppel and/or his family on a
                                             monthly basis the cost of
                                             providing medical, life and
                                             disability insurance of
                                             substantially equal coverage.

                  (b) FOR CAUSE; WITHOUT GOOD REASON. If Puppel's employment is terminated during the Contract Period by Company For Cause as provided in Paragraph (b) of Section 4, or by Puppel Without Good Reason as provided in Paragraph (c)(i)(B)(iii) of Section 4, then he shall be entitled to be paid the amounts described in Paragraph 5(a)(i)(A) only. No salary continuation shall be paid.

         6.  Non-exclusivity of Rights.

         Nothing in this Agreement shall prevent or limit Puppel's continuing or future participation in any plan, program, policy or practice provided by Company or any of its affiliated companies for which he may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as Puppel may have under any contract or agreement with

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Company. Vested benefits and other amounts that Puppel is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with Company on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

         7.       FULL SETTLEMENT.

         Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, defense or other claim, right or action that Company may have against Puppel or others. In no event shall Puppel be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Puppel under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether Puppel obtains other employment so long as such other employment does not conflict with the obligations set forth in Section 9 below.

         8.       CONFIDENTIAL INFORMATION.

         Puppel shall hold in a fiduciary capacity for the benefit of Company all secret or confidential information, knowledge or data relating to Company or any company affiliated therewith and their respective businesses that he obtains during his employment by CRS and that is not public knowledge (other than as a result of Puppel's violation of this Section 8) ("Confidential Information"). Puppel shall not communicate, divulge or disseminate Confidential Information at any time during or after his employment with CRS, except with the prior written consent of Company or as otherwise required by law or legal process.

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         9.       NONCOMPETITION; NONSOLICITATION.

                  (a) During the later of December 31, 2005 or twenty-four (24) months following Puppel's termination date of employment with CRS (the "Restriction Period"), Puppel shall not become associated with any entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of one percent (1%) of the outstanding voting shares of any company) that is, or intends to be, engaged in any business which is in competition with the business of CRS, CNBC or any subsidiaries or affiliates of either entity (collectively "CRS or any Affiliates") in any geographic area in which CRS or any Affiliates operates an office which employs at least one (1) person (a "Competitor"). The restrictive covenant set forth in this Paragraph (a) shall not apply, however, if the termination of Puppel's employment is on account of Company exercising its right to terminate his employment under Paragraph (a) of Section 4 in the event of his Disability.

                  (b) During the Contract Period and during the two (2) year period following the termination of his employment with CRS (the "Nonsolicitation Period"), Puppel shall not, directly or indirectly, encourage or solicit, or assist any other person or firm in encouraging or soliciting, any person that during the two year period preceding such termination of his employment with CRS is or was engaged in a business relationship with CRS or any Affiliates to terminate its relationship with CRS or any Affiliates or to engage in a business relationship with a Competitor. The restrictive covenant set forth in this Paragraph (b) shall not apply, however, if the termination of Puppel's employment is on account of Company exercising its right to terminate his employment under Paragraph (a) of Section 4 in the event of his Disability.

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                  (c) During the Nonsolicitation Period, Puppel will not, except with the prior written consent of Company, directly or indirectly, induce any employee of CRS or any Affiliates to terminate employment with such entity, and will not, directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ, offer employment or cause employment to be offered to any person who is or was employed by CRS or any Affiliates thereof unless such person shall have ceased to be employed by such entity for a period of at least six (6) months.

                  (d) Promptly following his termination of employment, Puppel shall return to Company all property of Company, and all copies thereof in his possession or under his control, including, without limitation, all Confidential Information in whatever media such Confidential Information is maintained.

                  (e) Puppel acknowledges and agrees that the Restriction Period and the Nonsolicitation Period and the matters and territories covered thereby are fair and reasonable and the result of negotiation, and further acknowledges and agrees that the covenants and obligations of him in Section 8 and this Section 9 with respect to noncompetition, nonsolicitation, confidentiality and Company property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause Company irreparable injury for which adequate remedies are not available at law. Therefore, Puppel agrees that Company shall be entitled to an injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain him from committing any violation of such covenants and obligations. These injunctive remedies are cumulative and are in addition to any other rights and remedies Company may have at law or in equity.

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         10.      SUCCESSORS.

                  (a) This Agreement is personal to Puppel and, without the prior written consent of Company, shall not be assignable by him otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Puppel's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns.

                  (c) Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise (an "Acquisition")) to all or substantially all of the business and/or assets of Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both CNBC and CRS as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

         11.      MISCELLANEOUS.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

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                  (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         IF TO PUPPEL:

                  Dennis  D. Puppel
                  5400 Victoria Park
                  Columbus, Ohio  43235

         IF TO CNBC OR CRS:

                  CNCB Bancorp
                  100 East Wilson Bridge Road
                  Worthington, Ohio  43085

                  Attention:  Chairman of the Board

         Or to such other address as either party furnishes to the other in writing in accordance with this paragraph. Notices and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) Notwithstanding any other provision of this Agreement, CRS may withhold from amounts payable under this Agreement all Federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

                  (e) Puppel's or Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of Puppel to terminate employment for Good Reason pursuant to Paragraph (c) of
         Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

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IN WITNESS WHEREOF, Puppel has hereunto set his hand and, pursuant to the authorization of their Board of Directors, CRS and CNBC have caused this Agreement to be executed in their name on their behalf, all as of the day and year first above written.

                                         CNBC Retirement Services



                                         By:
                                            -----------------------------------
                                                  Thomas D. McAuliffe
                                                  Chairman of the Board



                                         CNBC BANCORP



                                         By:
                                            -----------------------------------
                                                  Thomas D. McAuliffe
                                                  Chairman of the Board



                                         Dennis D. Puppel, INDIVIDUAL


                                         By:
                                            -----------------------------------
                                                  Dennis D. Puppel


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